 Exhibit 4.8

REGISTRATION RIGHTS AGREEMENT

            This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into effective as of February 17, 2004, by and between VILLAGEEDOCS, a California corporation ("VillageEDOCS" or the "Company") and James L. Campbell ("Campbell").

RECITALS

            WHEREAS, on or about January 31, 2004 VillageEDOCS and Campbell entered into that certain Agreement and Plan of Merger by and among VillageEDOCS , VillageEDOCS Merger Sub, Inc., a Georgia corporation, Tailored Business Systems, Inc., a Georgia corporation, Stephen A. Garner and Campbell (the "Merger Agreement "), pursuant to which, among other things, VillageEDOCS has agreed to grant to Campbell the registration rights set forth herein.

            NOW, THEREFORE, to implement the foregoing and in consideration of the mutual terms, conditions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1         PIGGYBACK REGISTRATION.

            RIGHT TO PIGGYBACK REGISTRATION.  Subject to the terms hereof, whenever VillageEDOCS proposes to register any Equity Securities under the Securities Act (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 (or any successor provision) under the Securities Act applies or an offering of securities solely to its existing shareholders) and the registration statement form to be used may be used for the registration of Registrable Securities, VillageEDOCS shall give prompt written notice to Campbell of its intention to effect such a registration.  Subject to Section 1(b) below, VillageEDOCS shall include in such registration and use commercially reasonable efforts to include in any underwriting all shares of Registrable Securities held by Campbell with respect to which VillageEDOCS has received a written request from Campbell for inclusion therein (such registration, a "Piggyback Registration ") within 15 days after the receipt of VillageEDOCS's notice.

            PRIORITY ON PRIMARY REGISTRATIONS.  Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to VillageEDOCS that either because of (a) the kind of securities that VillageEDOCS, Campbell and any other persons or entities intend to include in such offering or (b) the size of the offering that VillageEDOCS, Campbell and any other persons or entities intend to make, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (i) in the event that the size of the offering is the basis of such managing underwriter's opinion, the number of shares of Registrable Securities to be registered and offered for the account of Campbell shall be reduced pro rata on the basis of the number of securities requested by such Campbell to be registered and offered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such underwriters (provided that if securities are being registered and offered for the account of other persons or entities in addition to the Corporation, such reduction shall not be proportionally greater than any similar reductions imposed on such other persons or entities) and (ii) in the event that the combination of securities to be offered is the basis of such underwriter's opinion, the Registrable Securities to be included in such registration and offering shall be reduced as described in clause (i) above.

2.         REGISTRATION ON FORM S-3.

If at any time on or after February 17, 2006, the Company is eligible to use Form S-3 (or any successor form) for secondary sales Campbell may request (by written notice to the Company stating the number of Registrable Securities proposed to be sold and the intended method of disposition) that the Company file a registration statement on Form S-3 (or any successor form) for a public sale of all or any portion of the Registrable Securities beneficially owned by Campbell (which may include a "shelf" registration under Rule 415 under the Act, or any successor rule), provided that the reasonably anticipated aggregate price to the public of such Registrable Securities shall be at least $150,000.  Upon receiving such request, the Company shall use its reasonable best efforts to promptly file a registration statement on Form S-3 (or any successor form) to register under the Act for public sale in accordance with the method of disposition specified in such request, the number of shares of Registrable Securities specified in such request and shall otherwise carry out the actions specified in Section 3.  The Company shall not be obligated to file more than two registration statements on Form S-3 (or any successor form) pursuant to this Section 2 within any eighteen month period.  For so long as Campbell holds any Registrable Securities, the Company shall use its best efforts to maintain its eligibility to use Form S-3 for secondary sales.

3.         REGISTRATION PROCEDURES.

            Whenever Campbell has requested that any Registrable Securities be registered pursuant to this Agreement, VillageEDOCS shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto VillageEDOCS shall as expeditiously as possible:

            (a)        prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

            (b)        notify Campbell of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c)        furnish to Campbell such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Campbell;

            (d)        use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Campbell reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Campbell to consummate the disposition in such jurisdictions of the Registrable Securities owned by Campbell; provided, that VillageEDOCS shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

            (e)        notify Campbell, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Campbell, VillageEDOCS shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            (f)         cause all such Registrable Securities to be listed or quoted on each securities exchange or market on which similar securities issued by VillageEDOCS are then listed;

            (g)        provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (h)        enter into such customary agreements (including underwriting agreements in customary form) in order to expedite or facilitate the disposition of such Registrable Securities;

            (i)         make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of VillageEDOCS, and cause VillageEDOCS' officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

            (j)         otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC;

            (k)        in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, VillageEDOCS shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

            (l)         subject to Section (d) above, use its reasonable best efforts to cause any Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

            (m)       if the offering is underwritten, use its reasonable best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing VillageEDOCS for the purposes of such registration, addressed to the underwriters covering such issues as are reasonably required by such underwriters.

4         REGISTRATION EXPENSES.

            (a)        PAYMENT OF REGISTRATION EXPENSES.  All expenses incident to VillageEDOCS' performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for VillageEDOCS and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions relating to the Registrable Securities) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by VillageEDOCS.  VillageEDOCS shall, in addition, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing or quoting the securities to be registered on each securities exchange on which similar securities issued by VillageEDOCS are then listed or on the NASDAQ Stock Market.

           (b)        PAYMENT OF REGISTRATION EXPENSES BY HOLDERS OF REGISTRABLE SECURITIES.  If Registrable Securities are included in a registration statement, then the holder thereof shall pay all transfer taxes, if any, relating to the sale of its shares, and any underwriting discounts or commissions or the equivalent thereof applicable to the sale of its shares

5.        INDEMNIFICATION.

            (a)        INDEMNIFICATION BY VILLAGEEDOCS.  VillageEDOCS agrees to indemnify, to the extent permitted by law, Campbell against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to VillageEDOCS by such holder expressly for use therein, results from the failure of Campbell to provide information necessary for the registration statement to VillageEDOCS, or by Campbell's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after VillageEDOCS has furnished such holder with a sufficient number of copies of the same.

            (b)        INDEMNIFICATION BY CAMPBELL.  In connection with any registration statement in which Campbell is participating, Campbell shall furnish to VillageEDOCS in writing such information and affidavits as VillageEDOCS reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify VillageEDOCS, its officers, directors, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto resulting from such information provided by Campbell or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and not provided by Campbell; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by Campbell from the sale of Registrable Securities pursuant to such registration statement.

            (c)        PROCEDURE FOR INDEMNIFICATION.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without his or its consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  Notwithstanding anything in this Section 5(c) to the contrary, in the event VillageEDOCS determines, in good faith, that a claim materially affects the interests of VillageEDOCS, VillageEDOCS may solely control the defense of such claim.  In the event VillageEDOCS is an indemnified party pursuant to this Section 5, the indemnifying party may be subject to liability if VillageEDOCS settles a claim in good faith and in a reasonable manner.

6.         PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.  Campbell may not participate in any registration hereunder unless Campbell:

            (a)        in the case of a registration which is underwritten, agrees to sell his securities on the basis provided in any underwriting arrangements approved by VillageEDOCS;

            (b)        as expeditiously as possible, notifies VillageEDOCS, at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and

            (c)        completes, executes and delivers all questionnaires, powers of attorney, indemnities, underwriting agreements and other usual and customary documents necessary or appropriate with respect to the offering of such Registrable Securities, and in the case of a registration which is underwritten, necessary or appropriate under the terms of such underwriting arrangements (subject to the provision in Section 6(a) above).

7.        DEFINITIONS.

            (a)        The term "Capital Stock " means and includes (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including shares of preferred or preference stock and (b) all equity or ownership interests in any Person of any other type, including any securities convertible into or exchangeable for any of the foregoing or any options, warrants or other rights to subscribe for, purchase or acquire any of the forgoing.

            (b)        The term "Equity Securities " means any Capital Stock of VillageEDOCS or options, warrants or other rights to acquire Capital Stock of VillageEDOCS.

            (c)        The term "Person" means any individual, company, partnership, joint venture, association, joint-stock company, limited liability company, trust or unincorporated organization.

            (d)        The term "Registrable Securities " means all of the Equity Securities; PROVIDED, HOWEVER, that as to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) all Registrable Securities owned by a holder thereof may be resold in a single 90-day period pursuant to Rule 144 under the Securities Act (or any similar rule then in force), (iii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act (or any similar rule then in force), (iv) they become available for sale under Rule 144(k) under the Securities Act (or any similar rule then in force), or (v) they shall have ceased to be outstanding.

            (e)        The term "SEC" mean the United Stated Securities and Exchange Commission.

            (f)         The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

            (g)        The term "Securities Exchange Act " means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

8.        MISCELLANEOUS.

            (a)        NO INCONSISTENT AGREEMENTS.  VillageEDOCS shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to Campbell under this Agreement, and in the event that any such agreement is entered into by VillageEDOCS, the terms and provisions of this Agreement will prevail over those contained in any such agreement.

            (b)        REMEDIES.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            (c)        AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the VillageEDOCS and Campbell.

            (d)        SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.  Upon any transfer of Registrable Securities, the holder of the Registrable Securities shall use its best efforts to have the new holder of Registrable Securities sign a joinder agreement pursuant to which such transferee shall agree to be bound by the terms of this Agreement applicable to the holder of such Registrable Securities, provided that, even in the absence of such joinder agreement, by taking and holding such Registrable Securities, such new holder shall be conclusively deemed to have agreed to be bound by the terms hereof applicable to such new holder.

            (e)        SEVERABILITY.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            (f)         COUNTERPARTS; FACSIMILE TRANSMISSION.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.  Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Agreement.

            (g)        DESCRIPTIVE HEADINGS.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (h)        GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the State of Georgia, without regard to the conflicts of laws principles thereof.

            (i)         NOTICES.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered in conformance with the applicable provisions of the Merger Agreement.

[Signatures appear on following page]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                            VILLAGEEDOCS

                                                            By: /s/ K. Mason Conner

                                                                  K. Mason Conner, President

                                                            CAMPBELL

                                                            /s/ James L. Campbell

                                                            James L. Campbell